Exhibit 99.1

Oxford Square Capital Corp. Declares Common Stock Distributions for the Months Ending October 31, November 30, and December 31, 2020

GREENWICH, CT – 9/14/2020 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (the “Company,” “we,” “us” or “our”) announced today that its Board of Directors has declared monthly common stock distributions of $0.035 per share for the months ending October 31, November 30, and December 31, 2020. No reliance should be placed on these distributions representing the prospect for any particular level of common stock distributions for any other periods in the future.

The following schedule applies to the distributions for common stockholders of record on the close of business of each specific record date:

Period Ending	Record Date	Payment Date	Amount Per Share
October 31, 2020	October 16, 2020	October 30, 2020	$0.035
November 30, 2020	November 13, 2020	November 30, 2020	$0.035
December 31, 2020	December 16, 2020	December 31, 2020	$0.035

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280